UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2014

CHRYSLER GROUP LLC
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-54282 (Commission File Number)	27-0187394 (IRS Employer Identification No.)

1000 Chrysler Drive, Auburn Hills, Michigan (Address of principal executive offices)	48326 (Zip Code)

Registrant’s telephone number, including area code: (248) 512-2950

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 1, 2014, Chrysler Group LLC announced U.S. retail sales of Chrysler Group vehicles in July 2014, as set forth in the table below. Chrysler Group reported finishing the month of July 2014 with a 78 days supply of inventory (504,240 units). U.S. industry sales figures for July 2014 were internally projected at an estimated 16.8 million units Seasonally Adjusted Annual Rate (SAAR).

Chrysler Group LLC U.S. Sales Summary July 2014

	Month Sales		Vol %	Sales CYTD		Vol %
Model	Curr Yr	Pr Yr	Change	Curr Yr	Pr Yr	Change
500	2,371	2,821	-16%	20,550	23,892	-14%
500L	1,436	962	49%	8,229	1503	448%
FIAT BRAND	3,807	3,783	1%	28,779	25,395	13%
200	8,159	8,122	0%	53,337	83,137	-36%
300	3,926	3,796	3%	29,940	33,241	-10%
Town & Country	11,370	8,060	41%	81,246	67,439	20%
CHRYSLER BRAND	23,455	19,978	17%	164,523	183,817	-10%
Compass	5,411	5,222	4%	38,503	32,000	20%
Patriot	7,793	7,572	3%	51,721	45,687	13%
Wrangler	16,388	14,404	14%	102,125	92,132	11%
Liberty		60	-100%	0	6,048	-100%
Grand Cherokee	15,169	15,019	1%	104,782	95,815	9%
Cherokee	14,827	0	NEW	95,259	0	NEW
JEEP BRAND	59,588	42,277	41%	392,390	271,682	44%
Dart	7,483	6,064	23%	45,450	51,013	-11%
Avenger	4,318	6,131	-30%	44,781	67,149	-33%
Charger	5,539	5,200	7%	55,306	57,181	-3%
Challenger	4,294	4,271	1%	30,575	34,253	-11%
Viper	46	94	-51%	400	320	25%
Journey	7,158	6,508	10%	54,309	48,944	11%
Caravan	9,473	8,583	10%	81,539	68,055	20%
Durango	4,807	5,135	-6%	37,682	33,440	13%
DODGE BRAND	43,118	41,986	3%	350,042	360,400	-3%
Ram P/U	35,621	31,314	14%	239,481	201,633	19%
Cargo Van	861	764	13%	5,651	5,507	3%
ProMaster Van	1,217	0	NEW	6,924	0	NEW
RAM BRAND	37,699	32,078	18%	252,056	207,140	22%

TOTAL CHRYSLER GROUP LLC	167,667	140,102	20%	1,187,790	1,048,434	13%

TOTAL CAR	36,136	36,499	-1%	280,339	350,231	-20%
TOTAL TRUCK	131,531	103,603	27%	907,451	698,203	30%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2014

CHRYSLER GROUP LLC
(Registrant)

/s/ Reid Bigland
Reid Bigland
Senior Vice President